UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2017

BROWNIE’S MARINE GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 NW 25th Avenue, Suite 1, Pompano Beach, Florida 33069

(Address of Principal Executive Office) (Zip Code)

(954) 462-5570

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02	Unregistered Sale of Equity Securities.

As set forth in Item 8.01 of this report, effective August 1, 2017 Brownie’s Marine Group, Inc. (the “Company”) issued Mr. Wesley P. Siebenthal 2,000,000 shares of its common stock valued at $25,000 as compensation under the terms of the Advisory Agreement. Mr. Siebenthal is an accredited or otherwise sophisticated investor who had access to business and financial information on the Company. The issuance of the shares is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption provided by Section 4(a)(2) of such act.

As also set forth in Item 8.01 of this report, effective August 1, 2017 the Company issued Mr. Blake Carmichael 2,000,000 shares of its common stock valued at $25,000 as compensation under the terms of an employment agreement. Mr. Carmichael is an accredited or otherwise sophisticated investor who had access to business and financial information on the Company. The issuance of the shares is exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of such act.

As set forth in Item 5.02 of this report, effective August 1, 2017 the Company issued Mr. Mikkel Pitzner 2,000,000 shares of its common stock valued at $25,000 as compensation for his services as a director. Mr. Pitzner is an accredited investor and the issuance of the shares is exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of such act.

Effective August 1, 2017, the board of directors issued Mr. Robert Carmichael, the Company’s chief executive officer, chief financial officer and member of the Company’s board of directors, 2,000,000 shares of restricted common stock valued at $25,000 in consideration of serving on the Company’s board of directors. Mr. Carmichael is an accredited investor and the shares issued to him pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2017, Mikkel Pitzner, was appointed by a unanimous written consent of the members of the Company’s board of directors to serve on the Company’s board of directors, filling a vacancy on the board. Mr. Pitzner shall serve on the board of directors and shall hold office until the next election of directors by stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Mikkel Pitzner, age 49, previously served on the Company’s board of directors from December 2010 through January 2016. During the years 1996 - 2010, Mr. Pitzner has served as chief executive officer of Copenhagen Limousine Service, a corporate limousine service company based in Denmark. During the years of 2001-2010 he has served as chief executive officer of The Private Car Company, also a corporate transportation company located in Denmark. Since 2007, he has been a partner and board member with FT Group Holding, an advertising company based in Denmark, with operations in Denmark, Sweden, Norway, Finland, Germany and Poland. From 2003 through 2005 he owned and operated Halcyon Denmark, an importer and distributor of Halcyon diving products. The Company’s chief executive officer is an affiliate of Halcyon Manufacturing, Inc. During the years of 2006-2013 he also served on the board of directors of VMC Pitzner, AGJ Pitzner, SMCE Pitzner, Corona Pitzner, construction companies in Denmark. Currently, Mr. Pitzner consults small to medium sized businesses of any industry as a turn around business consultant. Mr. Pitzner was selected as a director for his general business management with specific experience in diving industry.

Pursuant to an independent director agreement, the Company has agreed to pay Mr. Pitzner an annual fee of $6,000 and has issued Mr. Pitzner 2,000,000 shares of restricted common stock valued at $25,000. A copy of the independent director agreement is incorporated herein by reference and is filed as Exhibit 10.1 to this Form 8-K. The description of the transactions contemplated by the agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

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Item 8.01	Other Events.

Effective August 1, 2017 the Company entered into an Advisory Agreement with Wesley P. Siebenthal to provide certain advisory services to the Company and serve as its Chief Technology Advisor. Under the terms of the six month agreement, the services to be provided to the Company by Mr. Siebenthal include researching, designing, and building prototype(s) and managing production tooling for modification to current products and new products under consideration at the Company. As compensation for the services, the Company issued him 2,000,000 shares of its common stock. The Advisory Agreement may be terminated by either party upon 30 days notice in the event of a breach, and contains customary confidentiality and invention assignment provisions. The foregoing description of the terms and conditions of the Advisory Agreement is qualified in its entirety by reference to the full text of the agreement which is filed as Exhibit 10.2 to this report.

On August 1, 2017, the Company entered into a six month employment agreement with Blake Carmichael, the son of the Company’s chief executive officer and an electrical engineer, to serve as the Company’s products development manager, electrical engineer and marketing team member. Under the terms of the employment agreement, in addition to a monthly salary of $3,600.00, the Company issued Mr. Carmichael 2,000,000 shares of common stock. Mr. Carmichael is also entitled to performance bonuses at the discretion of the board of directors. The employment agreement automatically terminates in the event of his death or disability, may be terminated by the Company with or without cause (as defined in the agreement) or by the employee without cause. In the event of a termination by the Company for cause or by the employee, he is not entitled to any additional compensation after the date of termination. In the event of a termination by the Company without cause, he is entitled to receive his salary through the term of the agreement. The employment agreement contains customary confidentiality, non-compete, non-solicitation and invention assignment provisions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Independent Director Agreement effective August 1, 2017.

10.2	Advisory Agreement with Wesley P. Siebenthal effective August 1, 2017.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC

Date: August 7, 2017	/s/ Robert Carmichael
Robert Carmichael, Chief Executive Officer

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